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                                                                   Exhibit 10.44


                                December 15, 2005

Mrs. Maria F. Caldarone
Homes by Calton, LLC
2050 40th Avenue #1
Vero Beach, Florida 32960


                              RE: COMMITMENT LETTER
Dear Borrower:

Harbor Federal Savings Bank (hereinafter "BANK"), is pleased to authorize a first mortgage loan commitment to HOMES BY CALTON, LLC (hereinafter "BORROWER"). This Commitment is subject to the following general terms, conditions and requirements outlined below and as more specifically described in the loan documents:

                              A. TERMS OF THE LOAN

LOAN AMOUNT:    $1,067,950.00

GUARANTORS:
CALTON, INC shall guarantee repayment of the loan hereby committed, jointly and severally. The Guaranty shall be in a form acceptable to BANK and its legal Counsel (hereinafter "COUNSEL").

COLLATERAL:
First mortgage lien on 9.81 acres located along the south side of 33rd street in Vero Beach, Indian River County, Florida, and as more particularly described in the mortgage documents.

LOAN PURPOSE:
To provide funds to acquire subject property.

INTEREST RATE:
Interest payable monthly based upon the Prime Rate as published in the Money Rates Column of The Wall Street Journal, plus 100 basis points (1.0%). The rate will be adjusted on the first of the month following the Prime Rate change. Initial rate shall be upon Prime rate at closing. In any event, the interest rate shall never be less than 5.25% or greater than 18.0% during the life of the loan.

LOAN TERM:
Twelve (12) monthly installments of interest with principal due at maturity.

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December 15, 2005
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FEES:
A loan fee of .75%, $8,010.00, is due and payable to BANK as follows:
o A Commitment Fee of $4,005.00 is due, payable and earned by BANK upon BORROWER'S acceptance of this Commitment Letter.
o A non-refundable Loan Fee of $4,005.00 is due and payable and earned by BANK upon closing.

OTHER PROVISIONS: Conditions to Close:
o BORROWER and/or related parties to maintain a primary operating account with BANK.
o All BORROWERS/GUARANTORS to sign attestation forms certifying their personal financial statements/tax returns to BANK.
o Subject to satisfactory review of a property appraisal, assigned to BANK, by the BANK'S chief appraiser
o Subject to clear Environmental Phase 1 Survey or VISTA environmental risk report satisfactory to BANK.
o    BORROWER to provide evidence of $500,000 in liability insurance.
o    Subject to final approval by BANK's Board Credit Committee.

Subsequent to Closing:
1.   BORROWER to provide annually:
o    A tax return signed by an officer of the company within 30 days of filing.
o    CPA audited financial statements within 90 days of fiscal year-end
o    Sales history, work in process and inventory reporting
2.   Corporate GUARANTOR to provide annually:
o    A tax return signed by an officer of the company within 30 days of filing.
o    CPA audited financial statements within 90 days of fiscal year-end
o    Sales history, work in process and inventory reporting
3. BORROWER and/or related parties to maintain a deposit relationship with BANK with a minimum balance equal to 5% of total borrowings.
4. BORROWER to maintain a minimum net worth of $2,000,000 defined as book equity plus subordinated related debt.

                         B. CONDITIONS AND REQUIREMENTS

BORROWING AUTHORIZATION: Prior to or upon the Loan Closing, BORROWER to furnish BANK with a properly executed, certified Resolution of Borrowing Authority for Corporation. This resolution must contain the names, position and sample signature of all applicable parties.

CONFIDENTIALITY: This Commitment Letter and any and all information in any way relating to the Commitment and/or closing of the transaction contemplated therein are strictly confidential and

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BORROWER may not disclose any information in any way relating to the same without the prior written consent of BANK.

CONTRACTS AND AGREEMENTS: No other agreement with reference to use of the Collateral shall be entered into without the approval of BANK. Approval will not be unreasonable withheld.

CROSS-DEFAULT/CROSS-COLLATERALIZATION: This loan shall be cross-defaulted and cross-collateralized with all other loans made to BORROWER by BANK.

DEFAULT: BANK reserves the right to cancel this Commitment without notice upon the occurrence of any of the following: (a) BORROWER has failed to comply with any and all provisions of this Commitment; (b) the financial condition of BORROWER or GUARANTOR(S), or the physical condition of the collateral, prior to closing, shall be changed in any material degree from the information submitted by BORROWER in support of the loan request; (c) filing by or against BORROWER or GUARANTOR(S) of a petition in bankruptcy or insolvency.

DEPOSITORY ACCOUNTS: BORROWER shall be required to maintain a deposit relationship with BANK during term of the loan pursuant to deposit policies.

DOCUMENTATION: The form and substance of all documents to be delivered to BANK prior to closing of the loan shall include, but not be limited to, the following: property insurance, appraisal, condominium documents (if applicable), letters of estoppel (if applicable), and any other documentation as may be required by BANK and/or its COUNSEL. The Note, Mortgage, Guaranty, and other documents as deemed necessary by BANK and its COUNSEL to perfect BANKS security interest will be prepared by BANK. The documentation for the Loan will include other terms not inconsistent with this Commitment Letter that the BANK deems advisable. In addition, any modification, extension or other changes will require the review and approval by BANK of a current and acceptable appraisal. The costs of such appraisal and any other related fees must be paid by BORROWER.

ENVIRONMENTAL CONCERNS: At any time during the term of the Loan, with justifiable reason, the BANK becomes aware of environmental pollution or contaminant on, in or under the property that is the BANK'S collateral for the Loan, or that it becomes apparent to BANK that there is a high probability of an environmental pollutant or contaminant on, in or under the property that is the BANK'S collateral for the Loan, the BANK shall apprise BORROWER of BANK'S concerns and at the BANK'S option, BORROWER may be required to furnish an environmental audit of BANK'S collateral performed by a firm approved by BANK at BORROWER'S expense. Such audit must show that no hazardous or toxic substance, waste or material or any other pollutant or contaminant is present on, in, or under the property, and shall include soil tests, chemical tests, and such other tests and analyses as are appropriate.

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ESCROW FOR TAXES: BORROWER and BANK agree that BANK shall have the right to require the escrow of taxes during the term of the loan, but BANK agrees that it will not exercise such right unless BORROWER is in default under the Mortgage or any of the loan documents. Any failure to pay taxes and/or assessments when due will be considered a default under this Commitment and Mortgage, and will be subject to all the actions available to BANK under the provisions of Default and the right to require the escrow referenced above. BORROWER will provide BANK, on a timely basis, proof of payments of taxes/assessments.

EXPENSES: Whether or not any of the transactions contemplated by this Commitment Letter closes, BORROWER shall pay all BANK'S out-of-pocket costs and expenses incident thereto, including without limitation, appraisal, brokerage commissions, title company premiums and charges, recording and filing fees, documentary stamps, any mortgage recording tax or other tax imposed by reason of the execution and delivery of the Note and the recording of the Mortgage and other security loan documents, and the reasonable fees and expenses of COUNSEL to BANK. The provisions of this paragraph shall survive any termination of this Commitment, whether or not by reason of the consummation of the loan.

FLOOD HAZARDOUS AREA: BANK will obtain a flood zone determination prior to Closing and if such determination indicates that any of the property pledged as collateral for the loan is in a Special Flood Hazard Zone, BORROWER will provide coverage as required by BANK. In addition, if the property is not currently in a flood area but subsequently becomes part of a Special Flood Hazard Zone, BORROWER will provide coverage as required by BANK.

GOVERNING LAW: This Commitment shall be governed by and construed in accordance with the laws of the State of Florida, except if federal law would allow for the payment of interest at a higher rate than would applicable Florida law, federal law shall apply to the determination of the highest applicable lawful rate of interest.

LATE CHARGES: BORROWER will pay a late payment of five (5%) percent of the amount of any payment not made within ten (10) days after the date such payment is due.

LOAN CLOSING: The place, date and time of closing and funding of this loan shall be at the sole option of BANK and its COUNSEL. BANK will make every reasonable effort to close and fund this loan at a place, date and time mutually agreeable to BORROWER.

ORGANIZATIONAL EXISTENCE: BORROWER will provide BANK with a current copy of its Articles of Organization.

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PENDING LITIGATION: BORROWER and GUARANTORS shall certify to BANK that no litigation proceedings are pending or threatened which might adversely affect the BORROWER'S or GUARANTOR'S ability to perform under this Commitment or the Loan Documents, BORROWER'S agreements with contractors, BORROWER'S obligations under Leases or Sales Contracts or the viability of the Property, that are not fully covered by insurance.

POST-CLOSING: BORROWER shall agree to execute any documents after Closing that may be requested by BANK, provided no substantive terms are changed.

SALE OR TRANSFER OF COLLATERAL: Any sale, exchange, assignment or transfer of the ownership of the above described Collateral (except for release of the existing single-family home) must be approved, in writing, by BANK.

SECURITY: The loan shall be evidenced by a Promissory Note and Mortgage in form and substance satisfactory to BANK and its COUNSEL. In addition, a first security interest in or assignment thereof is required as to all operating permits, leases, rents, profits, licenses, contract rights and in all of the building materials, supplies, goods, equipment, furnishings, fixtures, chattels and other items of personal property of BORROWER relating to, situated on, or used or usable in connection with the maintenance and/or operation of the real estate which is the subject of the loan.

SUBORDINATE MORTGAGES - LIENS: Any subordinate mortgage to BANK'S first mortgage loan must be approved in writing by BANK.

SURVIVAL: This Commitment and all of its terms and provisions shall survive the closing of this Loan and shall become a part of the Loan documents.

TAXES: All taxes and assessments payable in connection with the Collateral are to be paid at the time of Closing, if due. BORROWER will not be required to maintain an escrow account with BANK during the term of the Loan for payment of subsequent real estate taxes and assessments.

TITLE INSURANCE: BORROWER shall deliver to BANK a title insurance policy from a title insurance company approved by BANK, written on the then current form of ALTA Lender's Policy of Title Insurance, insuring the BANK as of the date of initial closing, and again as of the date of each future advance, that (1) BORROWER is vested with a good marketable, and indefeasible fee simple title in the property encumbered by the Mortgage, and (2) the Mortgage constitutes a valid and subsisting first lien upon the fee title of BORROWER in the mortgaged premises.

USURY: This Loan Commitment is subject to the opinion of BANK'S COUNSEL that the rate of


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interest and the commitment fee is not in violation of the usury laws in the
State of Florida or United States, where applicable.

WAIVER OF JURY TRIAL: Both BANK, BORROWER and GUARANTORS agree that venue for any disputes will be by courts located in Indian River County, Florida, and further agree that EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY with regard to any and all actions arising out of, under, or in connection with, the Loan Commitment or other loan documents and any of the transactions contemplated with reference to the Loan.

ACCEPTANCE: The acceptance of this Commitment shall be acknowledged by signatures of BORROWER and GUARANTORS below and the return of this Commitment to BANK by December 23, 2005. Should this Commitment not be accepted by this date, it will become null and void, and all fees or deposits shall be retained as liquidated damages. This Commitment, unless sooner terminated by the closing and funding of this loan or extended in writing by BANK, expires January 15, 2006.

This Commitment is non-assignable, supersedes all prior loan agreements and shall survive loan closing and remain in effect until the loan is paid in full. BANK reserves the right to cancel this Commitment should there be any material change in any representations by BORROWER.

                                        Very truly yours,
                                        HARBOR FEDERAL SAVINGS BANK


                                        By:__________________________________
                                           Robert M. Poore, Vice President

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The undersigned accepts the foregoing Commitment and all its terms, conditions and requirements and agrees to cause the loan to be made in accordance with all terms, conditions and requirements and within the time specified by this Commitment. This Commitment Letter, together with any Loan Agreements, Mortgages, Promissory Notes and any/all documents required to close and securitize this Loan create and contain the entire commitment of BORROWER and BANK with respect to those matters herein. No change in the provisions of this Commitment Letter shall be binding unless in writing and executed by BORROWER, and in the name of and by an official of BANK.

AS TO BORROWER:
HOMES BY CALTON, LLC


------------------------------------------------        ---------------
Maria F. Caldarone, Manager Member                      Date


AS TO GUARANTOR:

CALTON, INC.
A New Jersey Corporation


By:
   ---------------------------------------------        ---------------
Maria F. Caldarone, Executive Vice President            Date